UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 3, 2009 (August 28, 2009)

Emclaire Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18464	25-1606091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

612 Main Street

Emlenton, Pennsylvania  16373

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  (724) 867-2311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On August 28, 2009, Emclaire Financial Corp. (the “Company”), through its wholly-owned bank subsidiary, The Farmers National Bank of Emlenton (the “Bank”), completed the acquisition of the full-service branch office of National City Bank (“National City”), a national banking association and wholly-owned subsidiary of  The PNC Financial Services Group, Inc. (“PNC”), located in Titusville, Pennsylvania (the “Branch Acquisition”). This transaction was completed pursuant to the Purchase and Assumption Agreement (the “Purchase Agreement”) entered into on April 6, 2009.

On the same day, the Company filed a Current Report on Form 8-K (“Original Report”) reporting that it had completed the Branch Acquisition and that the financial statements and pro forma financial information required under Item 9.01 of Form 8-K would be filed at a later date.  This Amendment No. 1 to the Company’s Current Report on Form 8-K amends and supplements the disclosure provided in the Original Report.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Filed as Exhibit 99.1 to this Current Report on Form 8-K is certain financial information related to the assets acquired and liabilities assumed in the Branch Acquisition.  Historical financial information of the acquired branch is not provided because separate, audited financial statements of the acquired branch were never prepared.  In addition, the acquired branch was not operated as a stand-alone business entity and was only one of numerous branches formerly operated by National City.

(b)           Pro Forma Financial Information.

Filed as Exhibit 99.1 to this Current Report on Form 8-K is certain pro forma information related to the assets acquired and liabilities assumed in the Branch Acquisition.

(d)          Exhibits.

Exhibit No.	Exhibit Description

99.1	Financial information related to the assets acquired and liabilities assumed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCLAIRE FINANCIAL CORP.

Date: November 3, 2009
	By:	/s/ William C. Marsh
William C. Marsh
Chairman of the Board, President and Chief Executive Officer